                                                                   Exhibit 10(a)


                                             Confidential Treatment - Asterisked
                                             material has been omitted and filed
                                             separately with the Securities and
                                             Exchange Commission


                           PAYMENT SERVICES, SOFTWARE
                      DEVELOPMENT AND MARKETING AGREEMENT


        THIS PAYMENT SERVICES, SOFTWARE DEVELOPMENT AND MARKETING AGREEMENT (the "Agreement") is made and entered into as of this 27th day of February, 1996 (the "Effective Date") by and between CYBERCASH, INC., a Delaware corporation ("CyberCash"), with offices at 2100 Reston Parkway, Reston, Virginia 22091, and CHECKFREE CORPORATION, a Delaware corporation ("Checkfree"), with offices at 8275 N. High Street, Columbus, Ohio 43235.


                                    RECITALS

        WHEREAS, CyberCash is in the business of providing secure payment services over the Internet and developing products to be used in conjunction with such services; and

        WHEREAS, Checkfree is in the business of providing home-banking services, developing products to be used in conjunction with such services, and credit transaction processing services to merchants; and

        WHEREAS, Checkfree desires to utilize certain products of CyberCash in conjunction with its own services and to private label such products; and

        WHEREAS, CyberCash desires to provide such products to Checkfree; and

        WHEREAS, the parties also wish to establish a framework for future cooperative ventures, including enhancements to their existing products and new products, on mutually acceptable terms and conditions; and

        WHEREAS, the parties have reached agreement on terms and conditions to accomplish these objectives.

        NOW THEREFORE, in consideration of the mutual promises and obligations set forth below, the parties hereto agree as follows:

                                   AGREEMENT


1. DEFINITIONS.

"E-Payment Software" means the machine-executable object code of CyberCash's basic end-user client payment application program as described in Exhibit A.

"E-Payment Source Code" means the source code of the E-Payment Software.

"E-Payment Documentation" means the end-user documentation of the E-Payment Software released as of the date of this Agreement.

"Merchant Server Software" means machine-executable object code of CyberCash's Internet server-based merchant processing application program.

"Merchant Server Source Code" means the source code of the Merchant Server Software.

"Merchant Server Documentation" mean the end user documentation of the Merchant Server Software released as of the date of this Agreement.

"CyberCash Software" means the E-Payment Software and the Merchant Server Software.

"Documentation" means the E-Payment Documentation and Merchant Server Documentation.

"Checkfree Software" means the software identified in Exhibit B of this Agreement.

"Branded Software" means the combination of E-Payment Software which incorporates graphical images for logos provided by Checkfree which may display the trademarks of Checkfree along with the trademarks of CyberCash. It is acknowledged that prior to the execution of this Agreement, CyberCash has electronically delivered the E-Payment Software and the E-Payment Source Code to versions 0.8.2 and 0.8.3 to Checkfree so as to permit Checkfree to make the following modifications: (i) rebranding of the E-Payment Software as "Checkfree Wallet with/by CyberCash"; (ii) inclusion of Checkfree graphics and logos of Checkfree including the Checkfree Wallet "lookup" art, with the phrase "with CyberCash" and the CyberCash logo, and (iii) the version number. It is further agreed that the prior delivery of said E-Payment Software modifications were done pursuant to the Letter of Intent dated July 10, 1995 and in contemplation of the execution of this Agreement and shall be subject to the terms hereof as if this Agreement had been fully executed prior to such delivery and modifications.





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
"Server Technology" means the CyberCash-developed and owned technology as may be necessary to permit Checkfree to operate a server capable of creating, receiving, sending, decrypting, and processing messages containing credit card transaction data in a form which is compatible with the CyberCash Software.

"GUI" means Graphical User Interface.


2. LICENSE GRANTS.

        2.1 E-PAYMENT SOFTWARE LICENSE GRANT. Subject to the terms and conditions set forth in this Agreement, CyberCash hereby grants to Checkfree a worldwide, royalty-free, nonexclusive, nontransferable license during the term of this Agreement, to use the E-Payment Software as a component of the Branded Software, and reproduce and distribute the Branded Software to third-party end-users, or to third-party resellers for redistribution to end-users.

        (a) The distribution right set forth above shall be subject to the following restrictions:

        (i) each copy of the Branded Software shall be subject to license terms substantially similar and no less restrictive than those set forth Exhibit C hereto (as may be revised from time to time by CyberCash); and

        (ii) each copy of the Branded Software reproduced and distributed hereunder fully complies with the Mandatory E-Payment Software Requirements set forth below.

        (b) To comply with the Mandatory E-Payment Software Requirements, the Branded Software must (i) be Tightly Bundled (as described below), (ii) be distributed free of any additional charge to end-users, except that a third-party reseller may incorporate the Branded Software into a commerce module that it may then resell, (iii) conform with the E-Payment Software base standard established by CyberCash (as may be revised from time to time), (iv) require end-user assent in the form of an end-user license agreement complying with Section 1.1(b)(i) upon initial installation, (v) retain and display all copyright notices, logos and trademarks in the form as provided by CyberCash on all copies of the E-Payment Software and (vi) include without alteration, the object code to be supplied by CyberCash providing E-Payment Software functionality for: (A) wallet invalidation (enabling invalidation of defective and/or outdated versions of the E-Payment Software), (B) automatic download,
(C) CyberCash payment server interface, (D) display of the E-Payment Software about box and logo, and (E) additional wallet security features as may reasonably be required from time to time by CyberCash.

        (c) The Branded Software will be considered Tightly Bundled, if, and only if, it is delivered to end-users in such a manner that it is commercially impracticable





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for a person skilled in the area of computer programming to use or permit others to use such software inconsistent with the Mandatory E-Payment Software Requirements.

        (d) In addition, CyberCash hereby grants Checkfree a license to revise and reformat the E-Payment Documentation and to incorporate such documentation as modified into its own documentation for the Branded Software (the "Revised E-Payment Documentation") and to reproduce and distribute the Revised E-Payment Documentation along with the Branded Software, it being understood that the Revised E-Payment Documentation will be considered a derivative work. Checkfree agrees to provide CyberCash an electronic and paper copy of such documentation at no charge.

        (e) CyberCash shall have the right to invalidate a release of the E-Payment Software and require end-users to download replacement software ("Replacement Software") in its sole discretion that such invalidation is necessary to maintain security of the system and/or the financial viability of its business, provided that CyberCash shall implement the Invalidation Procedures incorporated herein as Exhibit F. If the Replacement Software does not maintain the GUI and/or the branding as implemented in the Branded Software, CyberCash shall use its best efforts to provide Replacement Software within 15 business days which restores the GUI and/or branding of the Branded Software.

 2.2 MERCHANT SERVER SOFTWARE LICENSE GRANT.

        (a) Subject to the terms and conditions set forth in this Agreement, CyberCash hereby grants to Checkfree a worldwide, royalty-free, nonexclusive, nontransferable license during the term of this Agreement, to use the Merchant Server Software for purposes of distributing the Merchant Server Software (either separately or as bundled with other on-line-merchant support software), with the right to reproduce said Merchant Server Software and sublicense such rights to (i) end-users without further right of sublicense and (ii) to Value Added Resellers ("VAR(s)") and Integrators to whom Checkfree has sublicensed the Merchant Server Software with the right to further sublicense the Merchant Server Software to end-users without further right to sublicense subject to the terms and conditions contained herein.

        (b) The distribution right set forth above shall be subject to the following restrictions:

        (i) Checkfree has entered into a "Processor Agreement" with CyberCash substantially in the form attached as Schedule 1; and

        (ii) each end-user of the Merchant Server Software has entered into an agreement with Checkfree for the processing of credit card and/or debit card transactions transported over the Internet; and





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        (iii)  each copy of the Merchant Server Software is configured in a manner such that credit card and/or debit card transaction messages may only be transported from the end-user of the Merchant Server Software through a CyberCash designated server to Checkfree's processing facility; and

        (iv) each copy of the Merchant Server Software shall be subject to license terms substantially similar and no less restrictive than those set forth in Exhibit C hereto (as may be revised from time to time by CyberCash); and,

        (v) each copy of the Merchant Server Software reproduced and distributed hereunder fully complies with the mandatory Merchant Server Software requirements set forth herein. To comply with the mandatory Merchant Server Software requirements, the Merchant Server Software distributed by Checkfree must (i) conform with the Merchant Server base standard established by CyberCash (as may be revised from time to time), (ii) require end-user assent in the form of an end-user license agreement complying with Section 1.2(b)(i) upon initial installation, (iii) retain and display all copyright notices, logos and trademarks in the form as provided by CyberCash on all copies of the Merchant Server Software and (iv) include without alteration, the object code to be supplied by CyberCash providing Merchant Server functionality for: (A) CyberCash payment server interface, and (B) additional security features as may reasonably be required from time to time by CyberCash.

        (c) CyberCash shall have the right to invalidate a release of the Merchant Server Software and require end-users to download replacement software ("Replacement Software") if CyberCash determines in its sole discretion that such invalidation is necessary to maintain security of the system and/or the financial viability of its business, provided that CyberCash shall implement the Invalidation Procedures incorporated herein as Exhibit F.

        (d) In addition, CyberCash hereby grants Checkfree a license to revise and, reformat the Merchant Server Documentation and to incorporate such documentation as modified into in its own documentation (the "Revised Merchant Documentation") and to reproduce and distribute the Revised Merchant Documentation along with the Merchant Server Software, it being understood that the Revised Server Documentation will be considered a derivative work. Checkfree agrees to provide CyberCash an electronic and paper copy of such documentation at no charge.

        2.3 LICENSE GRANT TO SOURCE CODE OF CYBERCASH SOFTWARE. Upon request of Checkfree, CyberCash agrees to grant to Checkfree a nonexclusive, nontransferable, royalty free license, without the right to further sublicense, to use the E-Payment Source Code and Merchant Server Source Code during the term of this Agreement for the sole purpose of permitting Checkfree to review and identify problems in the E-Payment





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



Software and/or the Merchant Server Software. Checkfree acknowledges receipt of Merchant Server Source Code versions 0.8.2 and 1.0.12.0.

        2.4 SUBLICENSE TO THIRD PARTIES. Checkfree's right of sublicense as set forth in Section 1.1, 1.2(a) and 1.3 above shall be subject to such third party's affirmative written agreement with Checkfree to comply with all the terms and conditions set forth herein, including without limitation the license terms set forth in this Section 1, the indemnity set forth in Section 6, and the confidentiality provisions set forth in Section 11 hereof. It shall be Checkfree's responsibility to enforce the terms and conditions set forth herein against any sublicensee. Should CyberCash, in good faith, believe that a sublicensee is not in compliance with those terms and conditions, it shall promptly notify Checkfree in writing of the specific violation and Checkfree will immediately take corrective action against the sublicensee, if such action is warranted. Checkfree will make a full written report to CyberCash within thirty (30) days of receipt of written notice.

        2.5 SOFTWARE USE LIMITATIONS. Checkfree agrees to utilize CyberCash Software only as permitted in this document or as authorized in writing by CyberCash.

        2.6 OWNERSHIP OF INTELLECTUAL PROPERTY. Checkfree agrees that Checkfree acquires only the right to use the CyberCash Software as specified herein and does not acquire any rights of ownership in the CyberCash Software by way of the license granted herein. CyberCash retains all right, title, and interest in and to the CyberCash Software and the trademarks and other intellectual property embodied in the CyberCash Software. Checkfree retains all rights, title and interest in and to the graphical images for logos, trademarks, and other Checkfree-provided components of the Branded Software as identified in Exhibit B.

        2.7 TRADEMARK LICENSE. CyberCash hereby grants to Checkfree a non-exclusive, limited license to use CyberCash's trademarks and logo(s) associated with the applicable CyberCash Software licensed under or pursuant to this Agreement (the "Trademarks") solely on the Branded Software, and/or Merchant Server Software, as applicable, and in Checkfree's advertising and printed materials for the same, provided Checkfree complies with the terms herein. Checkfree acknowledges that Checkfree's utilization of the Trademarks will not create in it, nor will it represent it has any right, title or interest in or to the Trademarks. Checkfree acknowledges CyberCash's exclusive right to use of the Trademarks and agrees not to do anything impairing CyberCash's rights in the Trademarks. Checkfree agrees to display the acknowledgment of trademark ownership adjacent to each Trademark the first time it is used in any advertising for or on the Branded Software or the Merchant Server Software, as applicable. Checkfree agrees to include the Trademarks on all copies, advertisements, brochures, manuals, and other appropriate uses made in the promotion, license or use of the Branded Software or Merchant Server Software, as applicable. Checkfree agrees to use the Trademarks so that





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each of such Trademarks creates a separate and distinct impression from any other trademark that may be used or affixed on any advertising for the Branded Software or Merchant Server Software, as applicable. Any use of the Trademarks must identify CyberCash as the owner of such Trademarks. Checkfree's use of the Trademarks shall be in accordance with applicable law and CyberCash's policies regarding advertising and trademark usage as established from time to time.


3. ENHANCEMENTS.

It is acknowledged that CyberCash will continue in the ordinary course of business to make enhancements and add additional functions and features to the CyberCash Software and its payment services. It is further agreed by the parties that Checkfree will incorporate such enhancements and additional functionality into the Branded Software and Merchant Server Software within a reasonable time of receipt from CyberCash in the regular course of Checkfree's upgrading of its software and services, unless the parties expressly agree otherwise in particular instances. All such enhancements shall be subject to the license rights and obligations established in Section 1 of this Agreement. CyberCash shall retain all title to and rights in such enhancements. Nothing in this Section 3 shall limit CyberCash's right to invalidate a release of the E-Payment Software or the Merchant Server Software as provided in Sections 2.1(e) and 2.2(c).


4. JOINT DEVELOPMENT EFFORTS.

        4.1 CYBERCASH REFINEMENTS. CyberCash further agrees to work with Checkfree to make additional refinements to the E-Payment Software ("CyberCash Refinements") as may be mutually agreed from time to time, provided, that all such CyberCash Refinements shall be cosmetic in nature, and that compatibility with existing and planned software control mechanisms established by CyberCash shall be preserved. Checkfree grants to CyberCash such license to CyberCash as is necessary for CyberCash to accomplish such modifications.

        4.2 ADDITIONAL FUNCTIONALITY. The parties agree to work together to implement and market additional functionality to be incorporated into the E-Payment Software and/or Merchant Server Software, including without limitation bill payment functionality, check writing functionality, redesign of the graphical user interface, and micropayment functionality. Another additional functionality the parties may agree to develop may also be CyberCash's "Card Present" credit card and smart card application programs, such as by way of example and not limitation, the credit card associations' Internet certification program(s), portable smart card technology, or merchant kiosk technology. Any agreement by the parties to develop such additional functionality ("Additional Functionality") shall be reduced to writing, including without limitation the ownership of and the specifications for such Additional Functionality and the development schedule and acceptance testing therefor, and such writing shall be attached





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as an additional schedule to this Agreement and the terms and conditions set forth in this Agreement shall apply to such schedules except as may be expressly set forth therein. Any decision by either party not to co-develop an Additional Functionality requested by the other party shall not be deemed a breach of this Agreement.

        4.3 JOINTLY DEVELOPED SOFTWARE. The parties agree to negotiate in good faith from time to time regarding the development, implementation and marketing of new software related to transaction processing and/or the functions and services offered by the E-Payment Software and/or Merchant Server Software. Any agreement by the parties to develop such new software ("Jointly Developed Software") shall be reduced to writing, including without limitation the ownership and the specifications for such Jointly Developed Software and the development schedule and acceptance testing therefor, and such writing shall be attached as an additional schedule to this Agreement and the terms and conditions set forth in this Agreement shall apply to such schedules except as may be expressly set forth therein Such Jointly Developed Software shall be deemed separate from the Software furnished by CyberCash hereunder and the modifications and enhancements that may be made thereto from time to time, and distribution of such Jointly Developed Software to third parties shall only occur on the specific prior written approval of both parties hereto. Any decision by either party not to co-develop a Jointly Developed Software requested by the other party shall not be deemed a breach of this Agreement.


5. MARKETING OBLIGATIONS.

 5.1 CHECKFREE OBLIGATIONS.

        (a) Checkfree hereby agrees to use its best efforts to promote and market the E-Payment Software, through its existing and future consumer distribution channels and to promote and market the Merchant Server Software through its existing and future corporate services distribution channels. In addition, Checkfree hereby agrees to use its best efforts to contract with third party distributors such as, by way of example and not limitation, Spry, Netcom, or NCD, to promote, market and distribute the E-Payment Software, and/or the Merchant Server Software.

        (b) Checkfree hereby agrees to use CyberCash's Money Payments Services(TM) as one of Checkfree's Internet Payment vehicles for non-credit card transactions pursuant to a pricing schedule to be agreed upon by the parties and to be attached hereto as Exhibit F, provided however, that Checkfree shall not be obligated to use the CyberCash systems in situations where they would create an obstacle to Checkfree's ability to acquire or support specific merchant relationships.

Checkfree agrees to promote the use of the CyberCash Secure Internet Payment Service(TM) and the CyberCash Software when appropriate in its marketing efforts to





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banks and merchants.  Checkfree agrees to promote the use of all Additional
Functionality and Jointly Developed Software.

 5.2 CYBERCASH OBLIGATIONS.

        (a) CyberCash agrees to promote the use of Checkfree services and products when appropriate in its marketing efforts to banks and merchants. CyberCash agrees to promote the use of all Additional Functionality and Jointly Developed Software.

        (b) CyberCash agrees to identify Checkfree on the appropriate CyberCash WEB page and to provide a hyperlink to a URL provided by Checkfree.

        (c) CyberCash agrees to identify Checkfree merchants on the appropriate CyberCash WEB page and to provide a hyperlink to a URL provided by Checkfree to such merchants.

        (d) At such time as CyberCash has developed and marketed a method of providing the Server Technology, CyberCash agrees to offer to Checkfree the right to license the Server Technology subject to the then current terms of the CyberCash Server Technology License Agreement.

Checkfree acknowledges and agrees that the technology licensed by CyberCash may not include other third-party software required to process messages containing credit card transaction data.

        5.3 MUTUAL OBLIGATIONS. Each party agrees to provide the other access to an internal marketing representative to assist in both internal and external marketing efforts.


6. MASTER AGREEMENT.

        6.1 SCHEDULES. The parties agree that they may enter into additional agreements ("Schedules") from time to time for other services, relationships or particular situations (such as, but not limited to, processor/transporter arrangements), and it is their desire that this Agreement serve as a "master" or "umbrella" agreement governing their general relationship and under which such Schedules may fall. For these purposes, it is agreed that the parties will attach such Schedules hereto as part of Exhibit E and that the terms of this Agreement shall apply to such Schedules to the extent they are consistent therewith and the parties do not expressly provide otherwise. In the event of inconsistency between a Schedule and this Agreement, the terms of the Schedule shall control. A Schedule shall be considered incorporated into this Agreement only if signed by an authorized representative of both parties.





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        6.2 CONSIDERATION.  As consideration for the royalty-free licenses granted by CyberCash to Checkfree under this Agreement, Checkfree shall:

        (a) promote the use of the CyberCash Secure Internet Payment Service(TM) and the CyberCash Software when appropriate in its marketing efforts in accordance with Section 5; and

        (b) cause any sublicensee to sublicense the E-Payment Software (whether provided as stand-alone product or as incorporated in the Branded Software) and the Merchant Server Software in accordance with the terms and conditions set forth in this Agreement and to cause transactions originating from or handled by said Software from merchants to be routed through a CyberCash server to Checkfree's processing facilities; and

        (c) pay to CyberCash message transport fees as provided in the Processor Agreement attached hereto as Exhibit D.


7. LIMITED WARRANTY.

        7.1 CHECKFREE WARRANTY.  Checkfree hereby represents and warrants that
(i) Checkfree is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof; (ii) this Agreement is a legal and valid obligation binding upon Checkfree and enforceable in accordance with its terms; (iii) the execution, delivery and performance of this Agreement by Checkfree does not conflict with the material terms of any material agreement, instrument or understanding, oral or written, to which Checkfree is a party or by which Checkfree may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it; and (iv) that Checkfree has all necessary right, title and interest in and to any software or technology it contributes to the Additional Functionality.

        7.2 CYBERCASH WARRANTY.  CyberCash hereby represents and warrants that
(i) CyberCash is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof; (ii) this Agreement is a legal and valid obligation upon CyberCash and enforceable in accordance with its terms; (iii) the execution, delivery and performance of this Agreement by CyberCash does not conflict with the material terms of any material agreement, instrument or understanding, oral or written, to which CyberCash is a party or by which CyberCash may be bound, nor violate any law or regulation of any court, government body or administrative or other agency having jurisdiction over it; and, (iv) CyberCash has all the necessary right, title and interest in and to the Software and to any software or technology it contributes to the

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Additional Functionality.  Except as set forth in this section, the Software is provided by CyberCash to Checkfree under this Agreement on an "As-Is" basis and without any warranty of any kind whatsoever.


8. INDEMNITY.

        8.1 CHECKFREE INDEMNITY. Checkfree agrees to indemnify, defend and hold CyberCash, its agents and employees harmless from and against any and all costs, liabilities and damages (including without limitation reasonable attorneys' fees) incurred by CyberCash directly caused by or arising out of a claim brought against CyberCash, its agents or employees that the Checkfree Software or any software or technology contributed by Checkfree to an Additional Functionality or Jointly Developed Software infringes or misappropriates any United States patent right, copyright, trade secret, trade name, trademark or other proprietary right of any third party; provided that
(i) Checkfree is notified in writing within thirty (30) calendar days of any such claim against CyberCash; (ii) CyberCash permits Checkfree sole control to defend, compromise or settle the said claim, except that Checkfree may not, without obtaining CyberCash's prior written approval, agree to a settlement or compromise that does not unconditionally release CyberCash or that restricts or prohibits the use, sale or distribution of CyberCash's software; and (iii) CyberCash gives Checkfree all reasonably available information, assistance and authority, at Checkfree's reasonable expense, to enable Checkfree to do so. Notwithstanding the foregoing, Checkfree shall have no liability for, nor shall it indemnify CyberCash against, any infringement claim based solely on the E-Payment Software or the Merchant Server Software.

        8.2 CYBERCASH INDEMNITY. CyberCash agrees to indemnify, defend and hold Checkfree, its agents and employees harmless from and against any and all costs, liabilities and damages (including without limitation reasonable attorneys' fees) incurred by Checkfree directly caused by or arising out of a claim brought against Checkfree, its agents or employees that the Software, Merchant Server Software, or any software or technology contributed by CyberCash to an Additional Functionality or Jointly Developed Software infringes or misappropriates any United States patent right, copyright, trade secret, trade name, trademark or other proprietary right of any third party; provided that (i) CyberCash is notified in writing within thirty (30) calendar days of any such claim against Checkfree; (ii) Checkfree permits CyberCash sole control to defend, compromise or settle the said claim, except that CyberCash may not, without obtaining Checkfree's prior written approval, agree to a settlement or compromise that does not unconditionally release Checkfree in full, or that restricts or prohibits the use, sale or distribution of Checkfree's software; and (iii) Checkfree gives CyberCash all reasonably available information, assistance and authority, at CyberCash's reasonable expense, to enable CyberCash to do so. Notwithstanding the foregoing, CyberCash shall have no liability for, nor shall it indemnify Checkfree against any infringement claim based: (i) solely on the Checkfree Software or (ii) on any modification of the Software by Checkfree or any third party where, in the absence of such modification, the Software would not be infringing. In the event the Software is held or is believed by CyberCash to infringe, CyberCash shall have the option, at its expense, to (i) modify the Software to be non-infringing or (ii) obtain for Checkfree the right to continue using the Software. If such options are not reasonably available, Checkfree's exclusive remedy shall be to terminate this Agreement.


9. LIMITATION OF LIABILITY.

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS, REVENUE, DATA, OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT OR BASED ON A WARRANTY, EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ADDITION, BOTH PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT THEY MAY HAVE OTHERWISE HAD TO SEEK OR RECOVER ANY PUNITIVE OR EXEMPLARY DAMAGES FROM THE OTHER, AND AGREE THAT IF ANY PLEADING IS FILED IN ANY ACTION BETWEEN THEM SEEKING SUCH PUNITIVE OR EXEMPLARY DAMAGES, THE COURT SHALL ON MOTION OF THE OTHER PARTY IMMEDIATELY STRIKE AND DISMISS SUCH CLAIM.

10. SUPPORT; MAINTENANCE.

        10.1 SUPPORT. CyberCash agrees to use its reasonable efforts to answer any reasonable technical questions asked by Checkfree during CyberCash's regular business hours relating to the functionality of the E-Payment Software.

        10.2 END-USER SUPPORT; SECOND LINE SUPPORT. Checkfree shall provide first-line support to end-users of the Branded Software and Merchant Server Software distributed hereunder. Such support shall include without limitation Checkfree's use of its Internal Customer Care Support Systems for both end-user and commercial financial institution customers of the Software. CyberCash shall provide second-line support to Checkfree in the form of routine telephone and e-mail support to Checkfree during CyberCash's normal business hours (currently 9:00 A.M. to 5:00 P.M. Eastern Time), Monday through Friday (excluding state and federal public holidays) to assist Checkfree's support staff to respond to questions and problems raised during the course of Checkfree's first-line support. In addition, CyberCash will provide (either directly or through a mutually acceptable contractor) network operations support twenty-four hours per day, seven days per week for service related issues which threaten to cause, or cause, a disruption of the communications or the shut down of the operation of one or more merchants. CyberCash will provide Checkfree phone and pager access numbers for network support personnel. Notwithstanding the above, CyberCash will only provide support to Checkfree for versions of the Software for six months after they have been superseded by subsequent versions.

        10.3 UPDATE MAINTENANCE. CyberCash shall provide Checkfree with all commercially available updates and enhancements to the CyberCash Software generally released by CyberCash for the term of this Agreement and all such updates and enhancements will be treated as CyberCash Software for the purpose of this Agreement.


11. TERM AND TERMINATION.

        11.1 TERM. Subject to the provisions of Sections 10.2 and 10.3 below, this Agreement shall have a term of three (3) years, and shall automatically renew thereafter for additional one (1) year terms unless either party gives the other at least ninety (90) days notice of non-renewal prior to any expiration date.

        11.2 TERMINATION FOR CAUSE. Either party may terminate this Agreement for Cause upon thirty (30) days written notice to the other party. Cause shall mean: (a) the failure of either party to perform any material covenant, promise, term or duty under any provision of this Agreement, or any Exhibit attached hereto, and the failure to cure the same within thirty (30) days of receipt of written notice of the failure; (b) the commencement of bankruptcy or insolvency proceedings; or (c) the purchase of a controlling interest of either party by a third party or the merger or consolidation of either party with a third party. Either party shall have the right to terminate this Agreement immediately in the event the other party permanently terminates its business, or becomes subject to any bankruptcy or insolvency proceeding under Federal or State statute, and such petition is not dismissed within sixty (60) days. Termination under this Section 11.2 shall not terminate, negatively affect or operate as a waiver of any rights to damages hereunder or otherwise that the terminating party may have.

 11.3 EFFECTS OF NON-RENEWAL AND TERMINATION.

        (a) The termination or non-renewal of this Agreement shall not act to terminate the licenses previously granted to end-users of either the E-Payment Software or the Merchant Server Software pursuant to this Agreement, but may result in the termination of the sublicense to any sublicensee in the sole discretion of CyberCash. Checkfree shall be entitled to retain five (5) copies of the E-Payment Software and five (5) copies of the Merchant Server Software and associated documentation following termination to be used solely for the purpose of providing support to its end users. Upon termination, Checkfree shall return to CyberCash or, at CyberCash's request, destroy all other copies of the CyberCash Software in its possession or control at the time of termination, except as provided in this section.

        (b) In the event CyberCash gives Checkfree notice of non-renewal pursuant to Section 11.1, Checkfree shall, within fifteen days of receipt of such notice, give CyberCash written notice of Checkfree's election to proceed with one of the following:

        (i) permit this agreement to terminate; or

        (ii) provided that CyberCash has developed and marketed the Server Technology, request a license to use the Server Technology (which request shall not be unreasonably withheld), subject to then current terms of the CyberCash Server Technology License Agreement. Checkfree acknowledges and agrees that the technology licensed by CyberCash may not include other third party software required to process messages containing credit card transaction data.

Except as otherwise agreed to by the parties in writing, this Agreement shall continue in effect for the earlier of one year from the date of expiration of the term of this Agreement or the date the Server Technology has been installed by Checkfree (the "Extended Term") as to those merchants that have registered with CyberCash on or before the effective date of the expiration of this Agreement. Checkfree shall not, during the Extended Term, distribute any E-Payment Software or Merchant Server Software and its license to do so shall be deemed terminated on the date of expiration of this Agreement.

        (c) In the event Checkfree gives notice to CyberCash of non-renewal pursuant to Section 11.1, Checkfree agrees that CyberCash shall be permitted to contact individuals and entities which have received the CyberCash Software and advise them of (i) how they may continue to use such software to transmit and receive credit card transaction data through a CyberCash operated facility and to (ii) how they may obtain other CyberCash services.

 11.4 ESCROW.

        If at the end of the first twelve months of the term of this Agreement, and provided that Checkfree is not in breach of this Agreement, CyberCash has offered Checkfree a Server Technology License as provided in Section 5.2(d) of this Agreement, CyberCash agrees to escrow the Server Technology and name Checkfree as a conditional beneficiary of such escrow. The terms of such escrow shall permit Checkfree access to such technology in the event that (a) Checkfree has not been offered a Server Technology License pursuant to Section 5.2(d) of this Agreement; and (b) CyberCash has filed for protection under the bankruptcy laws, or, in the event that an involuntary petition of bankruptcy has been filed against CyberCash, CyberCash has not cause such petition to be dismissed within sixty (60) days.

12. FREEDOM TO PRODUCE COMPETING PRODUCTS.

        Nothing in this Agreement shall preclude either party from developing or marketing any product of any kind except as such product may include proprietary or Confidential Information, as defined in Section 13.1, below, of the other.


13. CONFIDENTIALITY.

        13.1 CONFIDENTIALITY. During the term of this Agreement and for the period of five (5) years thereafter, each party (the "Receiving Party") will maintain in confidence any confidential or proprietary information of the other party (the "Disclosing Party") disclosed to it by the Disclosing Party including, without limitation, any information regarding scientific, engineering, manufacturing, marketing, business plan, financial or personnel matter relating to the Disclosing Party, whether in oral, written, graphic or electronic form, provided that orally disclosed information is identified as confidential at the time of disclosure and a summary of such information is provided to the Receiving Party within 15 days of such disclosure ("Confidential Information"). The Receiving Party will not use, disclose or grant use of each Confidential Information except as contemplated by this Agreement or expressly authorized by the Disclosing Party. To the extent that disclosure is authorized by the Disclosing Party, the Receiving Party will obtain prior agreement from its employees, agents or consultants to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those contemplated by this Agreement or permitted by the Disclosing Party. The Receiving Party will use at least the same standard of care as it uses to protect its own Confidential Information to ensure that such employees, agents or consultants do not disclose or make any unauthorized use of such Confidential Information. The Receiving Party will promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Confidential Information.

        13.2 EXCEPTIONS.  The obligations of confidentiality contained in
Section 12.1 will not apply to the extent that it can be established by the Receiving Party by competent proof that such Confidential Information:

        (a) was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the disclosing party;

        (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

        (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement; or

        (d) was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a third party who had no obligation not to disclose such information to others.


14. MISCELLANEOUS.

        14.1 MODIFICATION AND AMENDMENT. This Agreement may be modified or amended only in writing by the consent of both parties.

        14.2 SURVIVAL. Sections 8, 10, 12 and 13 shall survive termination of this Agreement for five (5) years.

        14.3 CONFIDENTIALITY OF AGREEMENT. Neither party will disclose any terms of this Agreement except pursuant to a mutually agreeable press release, as required by law, in an arbitration proceeding or court action between the parties, or as otherwise agreed by the parties in writing. This clause shall not be construed to prohibit either party from disclosing any facts or information in the public domain generally known to the trade or the public, the general nature of the Agreement or the existence of the licenses granted herein, nor shall it prohibit the disclosure of the terms of the Agreement under a confidentiality agreement to a third party contemplating acquisition of a party or a product which is the subject of this Agreement.

        14.4 GOVERNING LAW. The validity, construction and performance of this Agreement shall be governed by the laws of the State of California without giving effect to its conflict of law provisions.

        14.5 NOTICE. All notices, demands, or consents required or permitted under this Agreement shall be in writing and shall be delivered (1) personally, or (2) by a national messenger, courier or delivery service that maintains records of the date, time and circumstances of the delivery of items processed by it, or (3) by registered or certified, return receipt requested mail to the other party at the addresses first set forth above. All notices, demands, or consents shall be deemed effective upon personal delivery or actual receipt.

        14.6 NO PARTNERSHIP OR JOINT VENTURE. No agency, employment, partnership, joint venture, or other joint relationship is created hereby, it being understood that Checkfree and CyberCash are independent contractors vis-a-vis one another and that neither has any authority to bind the other in any respect whatsoever.

        14.7 FORCE MAJEURE. Neither party shall be deemed to be in default of or to have breached any provision of this Agreement as a result of any delay, failure in performance, or interruption of service resulting directly or indirectly from acts of God, acts of civil or military authority, civil disturbance, war, strikes or other labor disputes, fires, transportation contingencies, laws, regulations, acts or orders of any government agency or office thereof, other catastrophes or any other circumstances beyond the party's reasonable control.

        14.8 EXPORT CONTROL. The parties acknowledge that the E-Payment Software and associated documentation may be subject to the export control laws of the United States of America, and hereby agree to obey any and all such laws. The parties agree to comply with the U.S. Foreign Corrupt Practices Act of 1977, as amended, and with all applicable foreign laws relating to the use, importation, licensing or distribution of the E-Payment App.

        14.9 ASSIGNMENT. Neither party may assign this Agreement or any of its rights, duties or obligations under this Agreement to any third party without the other party's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party may assign its rights and delegate its obligations under this Agreement without the consent of the other party to a purchaser of all or substantially all of is voting stock or capital assets or to an entity with which such party merges or is consolidated. This Agreement shall be binding upon the successors and assigns of the parties.

        14.10 TAXES. Checkfree shall be solely responsible for any and all sales, use, transfer, value-added or other similar taxes or charges arising from or levied as a result of any distribution by Checkfree of the Software or licenses, excluding any taxes based on the income of CyberCash.

        14.11 SEVERABILITY AND WAIVER. In the event any provision of this Agreement is held to be invalid or unenforceable, the valid or enforceable portion thereof and the remaining provisions of this Agreement will remain in full force and effect. Any waiver (express or implied) by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

        14.12 ENTIRE AGREEMENT. This Agreement embodies the entire understanding of the parties with respect to the subject matter hereof and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof, including the Letter of Intent dated July 10, 1995.

        14.13 HEADINGS. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent any such section nor in any way affect this Agreement.

        14.14 PARTIES ADVISED BY COUNSEL. This Agreement has been negotiated between unrelated parties who are sophisticated and knowledgeable in the matters contained in this Agreement and who have acted in their own self interest. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the, purposes of the parties, and this Agreement shall not be interpreted or construed against any party to this Agreement because that party or any attorney or representative for that party drafted this Agreement or participated in the drafting of this Agreement.

        14.15 EXHIBITS. This Agreement consists of these terms and conditions and the Exhibits attached hereto. In the event of conflict between an exhibit and these terms and conditions, the provisions of such exhibit shall control as to matters which are particularly addressed therein or which may reasonably be inferred from the language of such provisions.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written above.

CYBERCASH, INC.                                             CHECKFREE CORPORATION

By:    /s/ B. Wilson                                        By:   /s/ M.D. Phelan
       -----------------------------------------------            -----------------------------------------------

Name:  B. Wilson                                            Name:  M.D. Phelan
       -----------------------------------------------             -----------------------------------------------

Title: Chief Operating Officer                             Title:  EVP
       -----------------------------------------------             -----------------------------------------------

                                   EXHIBIT A
                            DESCRIPTION OF SOFTWARE

I.     E-PAYMENT SOFTWARE

A.     APPLE/MACINTOSH PLATFORM

Product Name:        Mac Wallet

Version:             1.0

System Requirements: The Mac Wallet requires System 7.1 and at least 3 MB of free hard disk space and 8 MB of RAM.

Browsers that already have built in support for the Mac Wallet:

 .      NetShark for Macintosh
 .      TCP/Connect II 2.3 or later for Macintosh

Macintosh Browsers that support, via browser configuration, the Mac Wallet:

 .      NCSA Mosaic 2.0 for Macintosh
 .      Netscape 1.1 for Macintosh
 .      Netscape 2.0 for Macintosh
 .      Spyglass Mosaic 2.1 for Macintosh
 .      MacWeb 1.1

Features/Function:

 .      Available in both Macintosh and PowerMac native versions
 .      "Wallet" look and feel
 .      May link any number of credit cards to Wallet
 .      Support for Visa, MasterCard, Discover, and American Express credit card types
 .      Provides underlying payment services
 .      RSA Encryption Capability
 .      TCP/IP Communication Capabilities
 .      Automatically launched by supported browsers
 .      Password protection to prevent unauthorized access
 .      Usage of credit card at payment time can be password protected
       (optional)
 .      Transaction Detail Display and Printing
 .      Ability to create pending transactions for future payments
 .      Ability to cancel transactions
 .      Backup/Restore Data Files (Wallet ID information and security keys)
       Note: Everything but the Transaction Log is backed up.
 .      Encryption of local data on Mac

B.            IBM COMPATIBLE PLATFORM

Product Name:        Wallet

Version:                  1.0

System Requirements:
The Wallet software running on a PC requires at least an 80386, 25 MHZ machine running Windows 3.1. The Wallet also requires at least 2 MB of free hard disk space and 4 MB of RAM.

Supported Web browsers include, but are not limited to:
 .      NCSC Mosaic 2.0
 .      NetScape 1.1 and 2.0
 .      SpyGlass
 .      Air Mosaic
 .      NetBlazer
 .      Pipeline

Features/Function:
 .      Compatible with Windows 3.1 and higher, Windows 95 and Windows NT
 .      "Wallet" look and feel
 .      May link any number of credit cards to Wallet
 .      Support for Visa, MasterCard, Discover, and American Express credit card types
 .      Provides underlying payment services
 .      RSA Encryption Capability
 .      TCP/IP Communication Capabilities
 .      Automatically launched by supported browsers
 .      Password protection to prevent unauthorized access
 .      Usage of credit card at payment time can be password protected
       (optional)
 .      Transaction Detail Display and Printing
 .      Ability to create pending transactions for future payments
 .      Ability to cancel transactions
 .      Backup/Restore Data Files (Wallet ID information and security keys)
       Note: Everything but the Transaction Log is backed up.
 .      Encryption of local data on PC

II.           MERCHANT SERVER SOFTWARE

Product Name:        Secure Merchant Payment System (SMPS)

Version:                  1.0.12

System Requirements:
The SMPS requires, at a minimum, 11 MB of free hard disk space and 5 MB of RAM.
Notes:         (1)  Actual sizes vary somewhat by OS.
               (2) Admin server size will grow depending on amount of data queried and activities performed.
               (3) Disk logging is minimal for admin server, but is variable for payment server related activities are dependent on transaction volume. Disk space must be allocated for system and database logs.

Operating Systems Supported:
 .      BSDI V2.0.1
 .      SunOS V4.1.3 and V4.1.4
 .      Solaris V2.4
 .      Windows NT V3.5.11
 .      HP-UX V9.0.7
 .      SGI Indy V5.3
 .      Linux Slackware 3.0

WebServers Supported:
 .      Most Unix(TM) web servers that can support standard CGI
 .      Windows NT, web servers Netscape and Website

Browsers Supported:
 .      NetScape 1.1N and 2.0

Processor Support:
 .      CES/Wellservice
 .      MAPP
 .      FDC
 .      Checkfree
 .      NOVA
 .      NDC
 .      American Express (authorization only)

Features/Function:
 .      Support for both host and terminal based data capture.

 .      Secure Credit Card Processing
 .      Merchant Admin Functions
                     Manual Card Processing
                     Credit Processing
                     Transaction Status Checking
                     Database Backup and Restore
 .      GDBM Database
 .      Sample Storefront
 .      Major firewall proxy supported
 .      Implementation Documentation

                                   EXHIBIT B

                               CHECKFREE SOFTWARE
                                   (RESERVED)


This Exhibit B will be updated should the parties agree to develop products and/or features which incorporate software provided by Checkfree.

                                   EXHIBIT C


                             END USER LICENSE TERMS


Attached hereto are the following agreements:

A.     CyberCash Internet Payment Service for Credit Cards USER LICENSE
B.     CyberCash Internet Payment Service for Credit Cards USER AGREEMENT
C.     Registration Agreement and Software License - U.S.

                                   EXHIBIT D


                                 CYBERCASH(TM)
                            INTERNET PAYMENT SERVICE

                              PROCESSOR AGREEMENT



1.     NATURE OF AGREEMENT; DEFINITIONS

(a) CyberCash is in the business of providing services to credit card processors which make it possible to utilize the Internet for transport of credit card sales data in a secure manner. Checkfree is in the business of providing credit card transaction processing to merchants and banks. Checkfree desires to use CyberCash's services and to offer such services to merchants and/or financial institutions as further described herein to permit merchants with which Checkfree has a business relationship (either directly or indirectly) to engage in credit card sales over the Internet. The purpose of this Agreement is to define the services to be provided by CyberCash to Checkfree and the rights and obligations of the parties.

(b) In addition to words and phrases defined in the various sections of this Agreement, the following words shall have the meanings ascribed to them:

"CyberCash Service" means transport of authorization and settlement transaction messages between Merchants and Checkfree in a secure manner and in formats compatible with Checkfree's system. For the purposes of this definition, "secure" means that the messages are protected from unauthorized interception ("eavesdropping" or "wiretapping"), undetected unauthorized modification or alteration after their origination, undetected initiation by Persons posing as other persons or entities ("impostors"), and unauthorized replication ("counterfeiting").

"Merchant" means a merchant which Checkfree has identified as being desirous of using the CyberCash Service and has authenticated to CyberCash as being associated, either directly or indirectly, with Checkfree.

"Checkfree Specifications" means the technical specifications of Checkfree for utilization and compatibility with Checkfree's system which are in effect as of the date of this Agreement, or as such specifications may be changed by mutual agreement of the parties, and which are hereby incorporated by reference.

"Checkfree's System" means the computer equipment, network facilities, software and related equipment and documentation used at any time and from time to time by Checkfree to provide transaction card processing services.

"Master Agreement" refers to the "Payment Services, Software Development, and Marketing Agreement" to which this Exhibit D is attached and of which this Exhibit D is a part.


2.     UNDERTAKINGS OF CYBERCASH

(a) CyberCash agrees to maintain, subject to payment by Checkfree of the monthly fees described below, a communication link between the CyberCash Server and the location designated by Checkfree as the termination point of such connection (herein, the "Server-to-Checkfree Link"). Such link shall comply with the Checkfree Specifications.

(b) CyberCash agrees to configure its equipment to provide messages in ISO 8583 format. The content and field descriptions of such messages shall comply with the message format(s) as described in the Checkfree Specifications.

(c) CyberCash agrees to provide the CyberCash Service to Checkfree to permit Merchants to transmit authorization and settlement transactions between Merchants and Checkfree in a secure manner.

(d) As a convenience to Checkfree, its customers and merchants, CyberCash will provide Checkfree the option to receive credit card transactions which are initiated by a Merchant and which are directly entered by such Merchant into the Merchant Server Software for transport to a CyberCash-authorized server. These transactions are hereinafter referred to as "Merchant Initiated Transactions". In the event that Checkfree elects to receive Merchant Initiated Transactions, Checkfree agrees that CyberCash bears no risk and shall not be responsible for losses or costs arising directly or indirectly from fraud and other causes from any such transaction (including theft and/or unauthorized use of the credit card number) and that CyberCash retains the right to cease providing Merchant Initiated Transactions should such transactions constitute a violation of the rules of the applicable card issuing association.

(e) CyberCash will act promptly on advice given by Checkfree (or a financial institution or other entity that has a relationship with Checkfree) to prevent a Merchant from using the CyberCash Service to transmit messages and/or credit card data to Checkfree. Such advice shall be given pursuant to the Section 15 of this Agreement.

3.     UNDERTAKINGS OF CHECKFREE

(a) Checkfree (i) agrees to authenticate Merchants to CyberCash, either directly or through a financial institution or other entity which has a relationship with Checkfree, such authentication to be provided in accordance with Section 15 of this Agreement; and (ii) authorizes CyberCash to transport authorization and settlement transaction messages between Merchants and Checkfree; and (iii) agrees to receive and process credit card data (including authorization requests for credit card transactions) transmitted to it from Merchants via the CyberCash Service by CyberCash and deliver a response to CyberCash for transport back to the originating Merchant in a prompt fashion consistent with industry standards. Checkfree further agrees to cooperate with CyberCash in identifying, isolating and resolving any problems that arise in connection with use of the CyberCash services, including providing such information in Checkfree's possession or control as is reasonably necessary to allow CyberCash to analyze and resolve the problem.

(b) Checkfree may modify any of the protocols, formats or interfaces of Checkfree's System which communicates or interfaces with the software and/or hardware of CyberCash (herein, a "System Change") and CyberCash agrees to provide such reasonable assistance to Checkfree with respect to the CyberCash interfaces as Checkfree may reasonable require to complete the System Change. The cost of System Changes will be borne by Checkfree so long as the System Change is not due to modifications made to the CyberCash Service or to the Software or hardware in support thereof. Checkfree will provide CyberCash with sufficient notice to allow reasonable scheduling of CyberCash software modifications to accommodate System Changes and will cooperate with CyberCash in implementing changes to the CyberCash Software necessary to adapt to a System Change. In the event of System Changes initiated by Checkfree which are not in response to a change dictated by a card association or required by applicable law or regulation (i.e. changes for Checkfree's convenience), CyberCash shall only be obligated to implement such modifications to its system and/or software as can be accomplished in a commercially reasonable manner and at a commercially reasonable cost as determined by CyberCash in the exercise of its good faith discretion. Notwithstanding the foregoing, the cost of System Changes and any changes to the CyberCash Service or software or hardware in support thereof that are made to comply with requirements dictated by a cardholder association or to comply with applicable laws or regulations (as amended from time to time) will be borne by CyberCash.

(c) Checkfree agrees to pay the fees established in Annex A, subject to the provisions of Section 7.

4.     JOINT UNDERTAKINGS

(a) Checkfree will work with CyberCash in the definition and resolution of any regulatory issues (including issues connected with card association rules and regulations) which may affect Checkfree's use and/or offering of the CyberCash Service. CyberCash will diligently monitor regulatory issues and developments to identify and attempt to resolve regulatory issues. CyberCash and Checkfree will inform one another of regulatory and compliance issues of which they become aware which may reasonably be expected to affect the payment services contemplated under this Agreement, and to the extent possible without jeopardizing their respective legal and commercial interests, will work jointly to resolve any regulatory issues or concerns which may arise under existing or anticipated rules, legislation or policies of governmental bodies. Nothing in this provision shall require either party to divulge information which may be protected by attorney-client privilege.

(b) Checkfree will provide CyberCash a written copy of any proposed revisions in the Checkfree Specifications at least sixty (60) days in advance of the effective date of such revisions. Within such sixty (60) day period, CyberCash will advise Checkfree as to whether CyberCash intends to implement such changes and any conditions to implementation. If the parties cannot agree within the sixty (60) day period to a mutually satisfactory approach to implementing the proposed revisions to the Processor Specifications, either party may terminate this Agreement as provided in Section 14 hereof.

(c) Checkfree and CyberCash agree to coordinate their support activities with respect to Merchants.


5.     TERM AND RENEWAL; NON-EXCLUSIVE

(a) This Processor Agreement will begin on the effective date of Master Agreement and will continue in effect for so long as the Master Agreement remains in effect (including for the period as defined in Section 11.3(b) of the Master Agreement as the "Extended Term"), unless terminated prior to that time in accordance with the terms of the Master Agreement or by mutual agreement of the parties.

(b) Checkfree may retain the services of other persons or entities to offer merchants the same or similar services as the CyberCash Services, and Checkfree may independently develop or acquire and offer to Merchants its own services that are similar to, or competitive with, the CyberCash Services. The agreement by CyberCash to furnish services to Checkfree is not exclusive, and Checkfree understands that CyberCash may offer its services to other processors and financial institutions, including those who are competitive with Checkfree.

6.            PRICE AND PAYMENT

(a) The fees to be paid by Checkfree for CyberCash services are set forth in Schedule A. All fees and payments are in U.S. Dollars. Invoiced amounts for services provided exclude any sales, use, excise, value-added or similar taxes, which taxes are the responsibility of Checkfree. Invoices may include as a separate item any sales, excise, value-added or similar taxes which are collected and remitted by CyberCash. Checkfree agrees to pay all such itemized taxes. Under no circumstances shall Checkfree be obligated to pay any taxes based on CyberCash's net income.

(b) At the beginning of each calendar month, CyberCash shall invoice Checkfree for:

        (i) fees owed on messages transported to it from Merchants via the CyberCash Service through a CyberCash authorized facility and for which a response was delivered to CyberCash for transmission back to the originating Merchant during previous calendar month. CyberCash may, at its option, adjust the transport fees set forth in Schedule A annually on the anniversary of this agreement by providing sixty (60) days' prior written notice. Any increase shall not exceed the increase in the Consumer Price Index for all Urban Consumers (1995 = 100) during the preceding twelve months; and

        (ii) monthly connect fees from point-of-presence in Chicago, Illinois to Columbus, Ohio. CyberCash may increase the monthly connect fee to the extent that such fee is increased by CyberCash's suppliers.

Checkfree shall pay each invoice within thirty (30) days of receipt. Overdue payments are subject to a late payment charge of 1.5% per month, or the maximum legal rate, whichever is lower, provided that Checkfree shall not be assessed a late payment charge on any sums which are disputed in good faith.

7.     AVAILABILITY OF SERVICE; WARRANTY

(a) Checkfree acknowledges that the principal object of this Agreement is the furnishing of a service by CyberCash to Checkfree. CyberCash does not warrant that the service being furnished by CyberCash furnished in connection therewith will meet Checkfree's requirements or that the operation of the service or software will be uninterrupted or error-free. CyberCash agrees that it will make reasonable efforts to make such adjustments, repairs or replacements necessary to provide the Services pursuant to CyberCash's specifications subject to the provisions of this Agreement, but does not warrant that such efforts will be successful, and CyberCash reserves the right to determine in its sole discretion the extent of such efforts and when and how they should be terminated. Any other services, software and/or hardware furnished with or accompanying the Services are not warranted by CyberCash. Checkfree's exclusive remedies under this limited warranty are (1) the receipt of such reasonable efforts as CyberCash elects to perform to correct any deficiencies in the Services and/or any associated hardware or software furnished by CyberCash, and/or (2) to terminate this Agreement on the expiration thirty (30) days prior written notice specifying the uncorrected deficiencies and the failure of CyberCash to correct said deficiencies within said thirty-day notice period.

(b) EXCEPT AS PROVIDED ABOVE, THE SERVICES ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF THE SERVICES IS WITH CHECKFREE.


8.     GENERAL INDEMNITY

(a) Each party will indemnify and save harmless the other from and against all loss, liability, damage and expense, including reasonable counsel fees due to any claim arising out of an act of omission of the employees or agents of the indemnifying party in connection with the subject matter of this Agreement.

(b) Checkfree agrees that CyberCash may rely on advice provided by Checkfree and/or a financial institution or other entity which has a relationship with Checkfree to authorize a Merchant to use the CyberCash Service and to subsequently prohibit such use. Checkfree will indemnify and save harmless CyberCash from and against all loss, liability, damage and expense, including reasonable counsel fees due to any claim arising out of such reliance.


9.     OTHER PROVISIONS

Except as otherwise provided in this Exhibit D, the general terms of the Master Agreement (including, without limitation, those relating to liability and termination) shall apply to the performance of this Exhibit D.

                                   SCHEDULE A

                          SCHEDULE OF FEES AND CHARGES


CREDIT CARD TRANSPORT FEE - A transport fee is due CyberCash on messages transmitted to Checkfree from Merchants via the CyberCash Service through a CyberCash authorized facility for which a response was delivered to the originating Merchant.

Transport Volume per Calendar Month                             Payment to CyberCash
- - -----------------------------------                             -----------------------------
                                                                First             Second
                                                                Transport         Transport
                                                                                  (if required)
0 - 250,000                                                     $   *             $  *
250,000 - 1,000,000                                             $   *             $  *
1,000,001 - 2,500,000                                           $   *             $  *
2,500,001 - 5,000,000                                           $   *             $  *
Over 5,000,000                                                  $   *             $  *

Example: For 500,000 message transports/responses in a calendar month, the invoiced transport charges would be:

(250,000 X $ * ) + (250,000 X $ * ) = $ *

DEBIT CARD TRANSPORT FEE

The current release of the CyberCash Software supports credit card transactions only. When and if the Software is revised to support debit card transactions, Checkfree will be so advised and the parties will negotiate a mutually acceptable amendment to this Agreement to implement such capability and prescribe appropriate debit card transport fees.

MONTHLY CONNECT FEE:                                            $ *

               * Confidential material which has been omitted and filed separately with the Securities and Exchange Commission

                                   EXHIBIT E

        SCHEDULES FOR ADDITIONAL FEATURES AND JOINTLY DEVELOPED SOFTWARE


The following represent development efforts which are under consideration by the parties for future inclusion in a schedule under this Exhibit E.


Task 1:        Modify the E-Payment Software to facilitate ease of modification of the branding of the software without the need to access the source code of the software.

Implementation Schedule:  TBD

Responsibility:  CyberCash

Special Terms and Conditions:  TBD


Task 2:        Modify the E-Payment Software to facilitate easy pre-loading of credit card numbers into such software in such a manner that the E-Payment Software as preloaded may be distributed directly by a credit card issuer to its cardholders.

Implementation Schedule:  TBD

Responsibility:  CyberCash

Special Terms and Conditions:  TBD


Task 3.        Modify the existing E-Payment Software to include clearly
defined APIs that facilitate the interoperation of third-party developed software modules with the E-Payment Software, including modules developed by Checkfree without the modification of, or access to, the source code of the E-Payment Software.

Implementation Schedule:  TBD

Responsibility:  CyberCash

Special Terms and Conditions:  TBD

                                   EXHIBIT F

                             INVALIDATION PROCEDURE


A. Prior to invalidating a release of the E-Payment Software or the Merchant Server Software, CyberCash shall make reasonable efforts (as determined by the circumstances) to contact one of the following individuals at Checkfree in the order provided:

       1.

       2.

       3.

Reasonable efforts include a single attempt to call the phone numbers and pager numbers provided by Checkfree for each individual listed above.

B. If contact is made, CyberCash shall advise the contacted individual of the circumstances necessitating the invalidation of the software, the time at which the software will become invalid, and the steps being taken to minimize disruption to the affected parties.

C. If contact is not made, CyberCash shall attempt to leave a message with one or more of the individuals listed above, provided that CyberCash shall not be required to await an response before proceeding with the invalidation.

D. CyberCash will provide Checkfree a reasonable amount of time as circumstances dictate to permit Checkfree to contact merchants prior to the actual invalidation of the Merchant Server Software.